Exhibit 18

Calculation of Filing Fee Tables

Form N-14

(Form Type)

PIMCO California Municipal Income Fund

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward

Newly Registered Securities

Fees to Be Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(a)	--	--	$406,187,883.60(1)	0.00015310	$62,187.37

Fees Previously Paid	Equity	Common Shares of Beneficial Interest, $0.00001 par value per share	Rule 457(o)	--	--	$1,000,000(2)		$153.10

		Total Offering Amount				$406,187,883.60(1)		$62,187.37

		Total Fees Previously Paid						$153.10(3)

		Total Fee Offsets						$0.00

		Net Fee Due						$62,034.27

(1)

Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(d) and 457(f)(2) promulgated under the Securities Act of 1933, as amended (the “Securities Act”), the proposed maximum aggregate offering price is an amount equal to the product of (i) 32,243,032.00 common shares of PIMCO California Municipal Income Fund II (“PCK”) and 22,560,832.45 common shares of PIMCO California Municipal Income Fund III (“PZC”), the estimated maximum number of common shares of PCK and PZC that may be exchanged for common shares of PIMCO California Municipal Income Fund (“PCQ” or the “Registrant”) in accordance with the terms of each applicable Agreement and Plan of Reorganization (the “Agreement”), and (ii) $7.00 and $8.00, the net asset value of the common shares of PCK and PZC, respectively, on April 30, 2025 (within fifteen days prior to the date of filing of this Registration Statement), rounded up to the nearest whole dollar.

(2)	Estimated pursuant to Rule 457(o) under the Securities Act solely for the purpose of determining the registration fee.

(3)	Previously paid in connection with the Registrant’s registration statement on Form N-14 (File No. 333-286388) filed with the Securities and Exchange Commission on April 4, 2025.